Exhibit 10.3
THIS FIRST AMENDING AGREEMENT dated as of the 20th day of November, 2007
BETWEEN:
MAD CATZ, INC.
as Borrower
- and -
WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)
as Lender and US Collateral Agent
     WHEREAS Borrower, Lender and US Collateral Agent entered into a second amended and restated loan agreement dated October 30, 2006 (as amended, modified, supplemented, extended, renewed, restated and replaced from time to time, the “Loan Agreement”) pursuant to which certain credit facilities were established in favour of Borrower;
     AND WHEREAS Guymont Services SA, as trustee of The Winkler Atlantic Trust, as owner (the “Owner”) of Winkler Atlantic Holdings Limited (the “Company”), and Mad Catz Interactive, Inc. (the “Purchaser”), the parent of Borrower, have entered into a share sale and purchase agreement dated November 14, 2007 whereby Purchaser has agreed to purchase (the “Purchase”) from the Owner, free of all Liens, the entire issued share capital of Company and its wholly-owned subsidiaries Saitek Industries Limited (“Saitek US”), Saitek Elektronik Vertriebs GmbH, Saitek PLC, Saitek SA and Saitek Industries Limited (collectively with the Company, the “Purchased Entities”);
     AND WHEREAS the parties hereto wish to enter into this First Amending Agreement to amend certain terms and conditions of the Loan Agreement including, without limitation, to make the Purchased Entities “Obligors” under the Loan Agreement and include the inventory and accounts of Saitek US in the borrowing base under the Loan Agreement;
     NOW THEREFORE THIS FIRST AMENDING AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Loan Agreement as provided herein:
Section 1 General
          In this First Amending Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Loan Agreement.

Section 2 To be Read with Loan Agreement
          This First Amending Agreement is an amendment to the Loan Agreement. Unless the context of this First Amending Agreement otherwise requires, the Loan Agreement and this First Amending Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement and this First Amending Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by this First Amending Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.
Section 3 No Novations
          Nothing in this First Amending Agreement, nor in the Loan Agreement when read together with this First Amending Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.
Section 4 Amendments to Loan Agreement
(a)	Section 1.2 (“Accounts”) of the Loan Agreement is hereby deleted and replaced with the following:
“1.2 “Accounts”
“Accounts” shall mean all present and future rights of Borrower, MCE, MCC and Saitek US to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.”
(b)	The preamble and paragraphs (a), (e), (g), (j) and (o) of Section 1.14 (“Eligible Accounts”) of the Loan Agreement are hereby deleted and replaced with the following:
“1.14 “Eligible Accounts”
“Eligible Accounts” shall mean Accounts created by Borrower, MCE, MCC or Saitek US which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:
     (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower, MCE, MCC or Saitek US or rendition of services by Borrower, MCE, MCC or Saitek US in the ordinary course of their respective businesses which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
     (e) the chief executive office of the account debtor with respect to such Accounts is located in Canada, the United States of America or the United Kingdom or, if the chief executive office of the account debtor is not located in Canada, the United States of America or the United Kingdom, the Account is payable in Canadian Dollars, US Dollars, Pounds Sterling or Euro, and, at Lender’s option, if: (i) the account debtor has delivered to Borrower, MCE, MCC or Saitek US, as applicable, an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America in the currency in which the Account is denominated, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender’s agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);
     (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower, MCE, MCC or Saitek US, as applicable, to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);
     (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower, MCE, MCC or Saitek US directly or indirectly by virtue of family membership, ownership, control, management or otherwise;
     (o) such Accounts are owed by account debtors whose total indebtedness to Borrower, MCE, MCC or Saitek US does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and”
(c)	Section 1.15 (“Eligible Inventory”) of the Loan Agreement is hereby deleted and replaced with the following:
“1.15 “Eligible Inventory”
     “Eligible Inventory” shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower, MCE or Saitek US and raw materials (including electronic chips) for such finished goods, in each case which are acceptable to Lender in its absolute discretion based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower’s, MCE’s or Saitek US’s business; (f) Inventory at premises which are not owned and controlled by Borrower, MCE or Saitek US, unless US Collateral Agent has received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to US Collateral Agent acknowledging US Collateral Agent’s first priority Lien in the Inventory, waiving or subordinating Liens by such person against the Inventory and permitting US Collateral Agent access to, and the right to remain on, the premises so as to exercise US Collateral Agent’s rights and remedies and otherwise deal with the Collateral, or unless such Inventory is Approved In-Transit Inventory; (g) Inventory subject to a Lien in favor of any person other than US Collateral Agent and/or Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected Lien of US Collateral Agent and/or Lender; (k) damaged and/or obsolete and/or defective Inventory; (l) Inventory purchased or sold on consignment; and (m) Inventory subject to a license agreement or other arrangement with a third party which, in Lender’s determination, restricts the ability of Lender to exercise its rights under this Agreement with respect to such Inventory unless such third party has entered into an Acceptable Liquidation Agreement or Lender has otherwise agreed to allow such Inventory to be eligible in Lender’s sole discretion. General criteria for Eligible Inventory may be established and revised from time to time by Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral and subject to the Lien of Lender and/or US Collateral Agent.”
(d)	Section 1.23 (“Excess Availability”) of the Loan Agreement is hereby deleted and replaced with the following:
“1.23 “Excess Availability”
“Excess Availability” shall mean the amount in US Dollars, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrower as of such time (based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts, the Value of Eligible Inventory and Net Orderly Liquidation Value, as determined by Lender) and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations with respect to Revolving Loans, plus (ii) the aggregate amount of all due but unpaid tax obligations, and trade payables of Borrower, MCE, MCC, MCII and Saitek US that are past due more than sixty (60) days.”
(e)	Section 1.30 (“Information Certificates”) of the Loan Agreement is hereby deleted and replaced with the following. In addition, the Information Certificates constituting Exhibit A to the Loan Agreement are hereby replaced with the Information Certificates of Borrower and each Obligor attached hereto as Schedule A.
“1.30 “Information Certificates”
“Information Certificates” shall mean, collectively, the Information Certificates of Borrower and each Obligor constituting Exhibit A hereto as updated or provided from time to time, each containing material information with respect to such Person, its business and assets provided by or on behalf of such Persons to Lender in connection with the preparation of this Agreement and amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time and the other Financing Agreements and the financing arrangements provided for herein.”
(f)	Section 1.33 (“Inventory") of the Loan Agreement is hereby deleted and replaced with the following:
“1.33 “Inventory”
“Inventory” shall mean all of Borrower’s, MCE’s and Saitek US’s now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.”

(g)	Section 1.48 (“Obligor”) of the Loan Agreement is hereby deleted and replaced with the following:
“1.48 “Obligor”
“Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations including, without limitation, MCII, MCC, MCE, Mad Catz Limited, FX Unlimited, Inc., MCIA, Winkler Atlantic Holdings Limited, Saitek US, Saitek Elecktronik Vertriebs Gmbh, Saitek Plc, Saitek SA and Saitek Industries Limited, other than Borrower.”
(h)	Section 1.59 (“Royalty Reserve”) of the Loan Agreement is hereby deleted and replaced with the following:
“1.59 “Royalty Reserve”
“Royalty Reserve” shall mean an amount equal to all accrued and unpaid royalty obligations owing by Borrower, MCE and Saitek US as set forth on the most recent Royalty Reserve Report, adjusted up or down as of any date of determination by Lender in its sole discretion based on Lender’s findings that such royalty obligations owing by Borrower, MCE and/or Saitek US have increased or decreased since the date of such Royalty Reserve Report.”
(i)	Section 1.60 (“Royalty Reserve Report”) of the Loan Agreement is hereby deleted and replaced with the following:
“1.60 “Royalty Reserve Report”
“Royalty Reserve Report” shall mean a report for the period since the date hereof (for the initial report) or the date of the last such report (for subsequent reports) delivered in accordance with Section 6.1 hereof which shall set forth (i) each license of intellectual property for which Borrower, MCE and/or Saitek US is licensee and for which it pays royalties, (ii) the licensor of each such license, (iii) the aggregate accrued and unpaid royalty obligations owing under each such license and (iv) the date such accrued and unpaid royalty obligations are due under each such license. Each Royalty Reserve Report shall be certified by the chief financial officer of the Borrower as being complete and accurate.”
(j)	Section 1 (“Definitions”) of the Loan Agreement is hereby amended by adding the following definition in its proper alphabetical order:
“1.60A “Saitek US”
“Saitek US” shall mean Saitek Industries Limited, a corporation incorporated under the laws of the State of Delaware.”
(k)	Sections 5.3(a) and (c) (“Collection of Accounts”) of the Loan Agreement are hereby deleted and replaced with the following:

“5.3 Collection of Accounts
     (a) Borrower shall establish and maintain, at its expense, blocked accounts (“Blocked Accounts”), with such banks as are acceptable to Lender into which Borrower shall, in accordance with Lender’s instructions, promptly deposit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Upon the occurrence and during the continuation of an Event of Default, Lender may, and Borrower shall upon Lender’s request, direct Borrower’s, MCE’s, MCC’s and Saitek US’s account debtors to directly remit all payment on Accounts to the Blocked Accounts. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose (“Payment Account”). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the security of Lender and/or US Collateral Agent.
     (c) Borrower and all of its U.S., U.K., Canadian, German, French and Chinese affiliates and subsidiaries, and the shareholders, directors, employees and/or agents of Borrower and each such affiliate and subsidiary shall, acting as trustee for Lender, receive, as the security of Lender and/or US Collateral Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender, but in no event shall any of the foregoing monies, checks, notes, drafts or any other such payment be commingled with such Person’s other funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender’s payments to, or indemnification of, such bank or person (other than to the extent that such amount arises directly from Lender’s or such other party’s negligence or willful misconduct). The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 5.3 shall survive the termination of this Agreement.”
(l)	Section 6.1 (“Collateral Reporting”) of the Loan Agreement is hereby deleted and replaced with the following:
“6.1 Collateral Reporting
     Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis within twenty (20) days after each month end or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category, including a separate itemized detailed breakdown of all Inventory that is in transit,

(iii) agings of accounts payable and (iv) a Royalty Reserve Report, (c) upon Lender’s request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower, MCE and Saitek US; (d) agings of accounts receivable on a monthly basis within twenty (20) days after each month end or more frequently as Lender may request; (e) no later than thirty (30) days after the end of each fiscal year of Borrower, financial projections for the next fiscal year, prepared on a monthly basis; and (f) such other reports as to the Collateral as Lender or US Collateral Agent shall reasonably request from time to time. If any of Borrower’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender’s instructions with respect to further services at any time that an Event of Default exists.”
(m)	Sections 6.2 (a) and (c) (“Accounts Covenants”) of the Loan Agreement are hereby deleted and replaced with the following:
“6.2 Accounts Covenants
     (a) Borrower shall notify Lender promptly of: (i) any material delay in any of Borrower’s, MCE’s, MCC’s or Saitek US’s performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information in Borrower’s knowledge relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower’s knowledge, would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender’s consent, except in the ordinary course of Borrower’s, MCE’s, MCC’s or Saitek US’s business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists, Borrower, MCE, MCC or Saitek US shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.
     (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, rebates, price protection programs, early payment incentives, discounts, allowances or extensions made or given in the ordinary course of Borrower’s, MCE’s, MCC’s or Saitek US’s business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable federal, state or provincial laws or regulations applicable to Borrower or any Obligor, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and the discretion of the court as to the granting of equitable remedies.”
(n)	Section 6.3 (“Inventory Covenants”) of the Loan Agreement is hereby deleted and replaced with the following:
“6.3 Inventory Covenants
With respect to the Inventory: (a) Borrower shall at all times maintain inventory records satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request while an Event of Default exists, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be satisfactory to Lender concerning such physical count; (c) Borrower shall not, and shall cause MCE and Saitek US not to, remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower’s, MCE’s or Saitek US’s business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) Borrower shall, at its expense, at Lender’s request but, no more than once in any three (3) month period if an Event of Default does not exist, and at any time or times as Lender may request after and while Event of Default exists, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall, and shall cause MCE and Saitek US to, produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not, and shall cause MCE and Saitek US not to, sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower, MCE or Saitek US to repurchase such Inventory, except in the ordinary course of business or unless such Inventory is not Eligible Inventory; (h) Borrower shall, and shall cause MCE and Saitek US to, keep the Inventory in good and marketable condition; and (i) Borrower shall not, and shall cause MCE and Saitek not to, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.”
(o)	Section 7.1 (“Corporate Existence, Power and Authority; Subsidiaries”) of the Loan Agreement is hereby deleted and replaced with the following:

“7.1 Corporate Existence, Power and Authority; Subsidiaries
     Borrower and each Obligor has been duly incorporated or organized and is validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified or registered as a foreign or extra-provincial corporation in all provinces, states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify or register would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower’s and each Obligor’s corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower’s or any Obligor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or any Obligor is a party or by which Borrower or any Obligor or their respective property are bound except to the extent that certain Collateral may not be assignable by law. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower and each Obligor, as applicable, enforceable in accordance with their respective terms, except as the same is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the discretion of the court as to the granting of equitable remedies. Borrower and each Obligor does not have any subsidiaries except as set forth on the Information Certificates.”
(p)	Section 7.3 (“Chief Executive Office; Collateral Locations and License Agreements”) of the Loan Agreement is hereby deleted and replaced with the following:
“7.3 Chief Executive Office; Collateral Locations and License Agreements
     The chief executive office of Borrower and Borrower’s Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificates, subject to the right of Borrower to establish new locations in accordance with Section 8.2 below. The Information Certificates correctly identify the chief executive office of each Obligor and all other places of business and other locations, if any, at which any Obligor maintains any Collateral. The Information Certificates also correctly identify any of such locations which are not owned by Borrower or any Obligor and sets forth the owners and/or operators thereof and to the best of Borrower’s knowledge, the holders of any mortgages on such locations. Schedule 7.3 hereof lists each license agreement to which Borrower, MCE and/or Saitek US is a party.”
(q)	Schedule 8.9 (“Existing Indebtedness”) of the Loan Agreement is hereby deleted and replaced with Schedule 8.9 attached hereto.
(r)	Section 9.1 (“Events of Default”) of the Loan Agreement is hereby amended by adding the following new Section 9.1(p):
          “(p) a Serious Event (as defined in the Consideration Loan Note Instrument dated November 20, 2007 (as amended, modified, supplemented, extended, renewed, restated and replaced from time to time, the “Consideration Loan Note Instrument”) made by MCII) or any other default occurs under or in connection with the Consideration Loan Note Instrument and Lender may not rely on or enjoy the benefit of the provisions of any intercreditor or subordination agreement between Lender and any noteholder under the Consideration Loan Note Instrument and related notes;”
Section 5 Representations and Warranties
          In order to induce Lender to enter into this First Amending Agreement, Borrower represents and warrants to Lender as follows, which representations and warranties shall survive the execution and delivery hereof:
(a)	the representations and warranties set forth in Section 7 of the Loan Agreement continue to be true and correct as of the date hereof;

(b)	the execution, delivery and performance of this First Amending Agreement and the transactions contemplated hereunder are all within Borrower’s corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property is bound;

(c)	Borrower has duly executed and delivered this First Amending Agreement;

(d)	this First Amending Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable against it by Lender in accordance with its terms;

(e)	no Event of Default exists;

(f)	Borrower is in compliance with the covenants contained in Section 5, Section 6 and Section 8 of the Loan Agreement; and

(g)	the corporate structure chart attached hereto as Schedule B shows all of the subsidiaries and affiliates of Borrower following the closing of the Purchase and each such Person’s full and correct legal name and jurisdiction of incorporation.
Section 6 Conditions Precedent
          This First Amending Agreement shall not be effective until each of the following conditions has been met to the satisfaction of Lender or has been waived in writing (in whole or in part) by Lender, in each case in its sole discretion:
(a)	Lender has received, in form and substance satisfactory to Lender, a copy (original or photocopy, at the discretion of Lender) of each of the following:
(i)	this First Amending Agreement executed by Borrower and the other Obligors party hereto;

(ii)	the documents, agreements, instruments, registrations, certificates, resolutions and opinions set forth in the closing agenda attached hereto as Schedule C;

(iii)	all consents, waivers, acknowledgements and other agreements from third parties which Lender may deem necessary or desirable in order to give effect to the provisions or purposes of this First Amending Agreement;

(iv)	such other documents, agreements, instruments, registrations, certificates, resolutions and opinions as are reasonably required by Lender;
(b)	Borrower has paid all fees, expenses and disbursements, including, without limitation, legal fees, incurred by or payable to Lender in connection with this First Amending Agreement;

(c)	all requisite corporate actions and proceedings in connection with this First Amending Agreement shall have been completed;

(d)	no Event of Default exists;

(e)	no material adverse change shall have occurred with respect to Borrower or any Obligor since the date of Lender’s latest field examination and no change or event shall have occurred which would have a material adverse effect on Borrower or any Obligor; and

(f)	the Purchase has been completed on terms and conditions acceptable to the Lender in its sole discretion.
Section 7 Expenses
          Borrower shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Lender in connection with the preparation, negotiation, completion, execution, delivery and review of this First Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.
Section 8 Continuance of Loan Agreement and Security
          The Loan Agreement and Financing Agreements, as amended by this First Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for in this First Amending Agreement. It is agreed and confirmed that after giving effect to this First Amending Agreement, all security delivered by Borrower and each Obligor secures the payment of all of the Obligations including, without limitation, the obligations arising under the Loan Agreement, as amended by the terms of this First Amending Agreement.

Section 9 Counterparts
          This First Amending Agreement may be executed in any number of separate original or facsimile counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Section 10 Governing Law
          The validity, interpretation and enforcement of this First Amending Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of California.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF the parties hereto have executed this First Amending Agreement as of the day and year first above written.

	US COLLATERAL AGENT AND LENDER		BORROWER

	WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)		MAD CATZ, INC.

By:	/s/ Niall Hamilton	By:	/s/ Darren Richardson

	Name: Niall Hamilton		Name: Darren Richardson
	Title: Senior Vice President		Title: President and CEO

	Address:		Address:

	150 South Wacker Drive		7480 Mission Valley Road, Suite 101
	Chicago, Illinois 60606		San Diego, California 92108
	Fax: (312) 332-0424		Fax: 619-683-9839 and 619-683-2813
Each of the undersigned Obligors hereby:
(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the Loan Agreement; and

(b)	acknowledges and confirms that such Obligor has received a copy of the Loan Agreement and this First Amending Agreement and understands the terms thereof.
Dated as of the 20th day of November, 2007.

MAD CATZ INTERACTIVE, INC.			1328158 ONTARIO INC.

By:	/s/ Darren Richardson		By:	/s/ Darren Richardson

	Name:	Darren Richardson		Name:	Darren Richardson
	Title:	President and CEO		Title:	President and CEO

MAD CATZ (EUROPE) LIMITED			MAD CATZ LIMITED

By:	/s/ Darren Richardson		By:	/s/ Darren Richardson

	Name:	Darren Richardson		Name:	Darren Richardson
	Title:	Director		Title:	Director

FX UNLIMITED, INC.			MAD CATZ INTERACTIVE ASIA LIMITED

By:	/s/ Darren Richardson		By:	/s/ Darren Richardson

	Name:	Darren Richardson		Name:	Darren Richardson
	Title:	President and CEO		Title:	Director